UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 13, 2025

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-06089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 15, 2025, H&R Block, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) under Item 5.02 to report the appointment of April M. Wasleski as Vice President and Chief Accounting Officer, effective October 24, 2025. The Company is filing this Form 8-K/A as an amendment to the Initial 8-K to disclose the details of Ms. Wasleski’s compensation that were not determined at the time of the filing of the Initial 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Chief Executive Officer and Director Transitions

(c) On September 15, 2025, the Compensation Committee of the Company’s Board of Directors approved Ms. Wasleski’s annual base salary of $255,000 in connection with her appointment as Vice President and Chief Accounting Officer. Ms. Wasleski will also participate in the Company’s short term incentive program, with a target incentive of 50% of her annual base salary for the fiscal year ending June 30, 2026, and will be eligible to receive future equity grants as a participant in the Company’s long term incentive program. In addition, Ms. Wasleski will receive a promotional long term incentive award consisting of restricted share units in the amount of $163,770 with a grant date of November 1, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	September 19, 2025	By:	/s/ Katharine M. Haynes
Katharine M. Haynes
Vice President and Corporate Secretary